UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): DECEMBER 15, 2015

COMMISSION FILE NUMBER: 000-54616

MICHAEL JAMES ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

(formerly BullsnBears.com, Inc.)

DELAWARE                                       000-54616                                           45-2282672

(State of Incorporation)                  (Commission File Number)                     (I.R.S. Employer ID Number)

6586 W. Atlantic Ave., Suite 103, Delray Beach, FL       33446

 (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code

(561) 692-2800

BULLSNBEARS.COM, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The following current report under Section 13 or 15(d) of the Securities Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT; RESET OF DIVIDEND DISTRIBUTION DATE; REGULATION FD DISCLOSURE

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 15, 2015, the company’s Board of Directors approved an Agreement for Plan of Merger and Reorganization between the Company and Michael James Enterprises, Inc., a Nevada corporation.  Amendment to the Company’s Articles of Incorporation changing the Company’s name to “Michael James Enterprises Inc.” and filing with FINRA for a new stock ticker symbol.  The merger will be completed as soon as all regulatory filings have been submitted and are declared effective.

Pursuant to the Agreement, shareholders of Michael James Enterprises, Inc. (Nevada) will exchange their shares of Common and Preferred stock on a one-for-one basis for shares of Common and Preferred Stock of the Company.  As of December 10, 2015, Michael James Enterprises, Inc. (Nevada) had 6,648,000 shares of Common Stock and 300,000 shares of Preferred Stock issued and outstanding.

Michael James Enterprises, Inc. (Nevada), a New Jersey based company (MJE), has developed the most promising approach to treating acne since the introduction of Benzoyl Peroxide decades ago. A very high and unacceptable level of people are unable to use acne treatment products formulated with benzoyl peroxide due to its harmful effects to the skin while many other individuals look past these damaging effects in order to treat their acne. MJTV’s merger partner utilizes patented science from a world-renowned Ivy League institution to eliminate the need for Benzoyl Peroxide.  MJE makes the claim that its offering not only treats acne as well as, if not better than any other acne treatment system without the harmful side effects, but actually will improve an acne users skin complexion.

ITEM 7.01    REGULATION FD DISCLOSURE

On December 16, 2015, the Company issued a press release announcing that its Board of Directors approved a definitive agreement to merge with Michael James Enterprises, Inc., a Nevada corporation. The merger will be completed as soon as all regulatory filings have been submitted and declared effective.

On December 17, 2015, the Company announced that it had changed the record date for the dividend spin-off of its Bullsnbears Holdings, Inc. subsidiary.  The Company’s wholly-owned subsidiary, Bullsnbears Holdings, Inc., will be spun-off through a share dividend to the Company;s shareholders of record as of the close of business on Monday, December 28, 2015, with one share of Bullsnbears Holdings Common Stock distributed for each one share of the Company’s Common Stock owned as of the record date.  Distribution of the shares will take place upon the effectiveness of a Registration Statement filed with the U.S. Securities and Exchange Commission.

Copies of these press releases are furnished as Exhibits to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of BullsnBears.com, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.  The complete text of this News Release is annexed as an Exhibit to this Current Report.

ITEM 8.01    OTHER EVENTS

On December 17, 2015, the Company announced that it had changed the record date for the dividend spin-off of its Bullsnbears Holdings, Inc. subsidiary.  The Company’s wholly-owned subsidiary, Bullsnbears Holdings, Inc., will be spun-off through a share dividend to the Company’s shareholders of record as of the close of business on Monday, December 28, 2015, with one share of Bullsnbears Holdings Common Stock distributed for each one share of the Company’s Common Stock owned as of the record date.  Distribution of the shares will take place upon the effectiveness of a Registration Statement filed with the U.S. Securities and Exchange Commission.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No. 99.1

                                   SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: December 17, 2015

BULLSNBEARS.COM, INC.

                                   By: /s/ James M. Farinella

                                      ---------------------------------

                                      James M. Farinella

                                      Chief Executive Officer